SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 23, 2012

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

(Address of Principal Executive Offices)

214-221-4610

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On April 23, 2012, Israel's Petroleum Commissioner (the “Commissioner”) notified Zion Oil & Gas, Inc. (“Zion” or the “Company”) of certain amendments to the Company’s Petroleum Exploration License No. 393/“Jordan Valley” (the “Jordan Valley License”). At the request of the Company, the Commissioner agreed that the Company is to undertake the new seismic survey and submit to the Commissioner a summary report by May 12, 2012 and data process the new seismic survey and submit to the Commissioner a geophysical processing report by June 12, 2012. Under the original terms of the Jordan Valley License, the Company was required to commence the seismic survey of the license area by January 13, 2012 and process the new seismic survey data and submit to the Commissioner a summary report by April 13, 2012. The specified exploratory activities were not completed within the originally required time frames because of the temporary unavailability of appropriate equipment to conduct the seismic survey.

Attached, as Exhibit 10.1, is an English translation from the original Hebrew of the license amendment.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 – Amendment to Petroleum Exploration License No. 393/ “Jordan-Valley License” (translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 26, 2012

Zion Oil and Gas, Inc.

By:	/s/ Richard J. Rinberg
Richard J. Rinberg
Chief Executive Officer